                                                                            EXHIBIT 11


                                    BERGEN BRUNSWIG CORPORATION
                                    ---------------------------
                                 COMPUTATION OF EARNINGS PER SHARE
                                     FOR THE THREE MONTHS ENDED
                                     DECEMBER 31, 1996 AND 1995
                         (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                            (UNAUDITED)
                                                           ============================
                                                               1996            1995
                                                           ============================
DATA AS TO EARNINGS - NET EARNINGS                         $     18,178   $     15,627
                                                           ============   ============

DATA AS TO NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES:
    Weighted average number of shares of Class A
       Common Stock outstanding                              40,083,468     39,852,775
    Common equivalent shares assuming issuance
       of shares represented by outstanding
       employees' stock options:
        Additional shares assumed to be issued                1,870,185      1,420,533
        Reduction of such additional shares assuming
            proceeds invested in treasury stock (at
            average market prices during each period)        (1,524,203)    (1,186,313)
                                                           ------------   ------------
                Average number of common and common
                        equivalent shares outstanding        40,429,450     40,086,995
                                                           ============   ============


EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE OUTSTANDING                             $        .45   $        .39
                                                           ============   ============


Reference is made to Note C in the accompanying Notes to Consolidated Financial Statements.

                                          15
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